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          EXHIBIT 11 -STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
              (All amounts in thousands except per share amounts)

                                                                                    Year Ended
                                                                     -----------------------------------------
                                                                     March 30,        April 1,         April 2,
                                                                        1996           1995             1994
                                                                        ----           ----             ----
Primary earnings per share:
- ---------------------------
     Average shares outstanding                                         8,403         8,424            8,430
     Net effect of dilutive stock options - based on the
         Treasury Stock method using average market price                  36             5               12
                                                                       ------        ------          -------
     Total primary shares and equivalents                               8,439         8,429            8,442
                                                                       ======        ======          =======
     Income before cumulative effect of changes
         in accounting principles                                      $9,033        $8,573          $ 8,526
                                                                       ------        ------          -------
     Per primary share amount                                          $ 1.07        $ 1.02          $  1.01
                                                                       ======        ======          =======

     Net income                                                        $9,033        $8,573          $10,467
                                                                       ------        ------          -------
     Per primary share amount                                          $ 1.07        $ 1.02          $  1.24
                                                                       ======        ======          =======

Fully diluted earnings per share:
- ---------------------------------
     Average shares outstanding                                         8,403         8,424            8,430
     Net effect of dilutive stock options - based on the
         Treasury Stock method using higher of
         average market or last price                                      47             6               12
     Assumed conversion of 7% convertible
         subordinated debentures                                        1,290         1,290            1,290
                                                                       ------        ------          -------
     Total shares and equivalents                                       9,740         9,720            9,732
                                                                       ======        ======          =======

     Income before cumulative effect of changes
         in accounting principles                                      $9,033        $8,573          $ 8,526
     Add 7% convertible subordinated debentures
         interest, net of tax benefit                                     895           948              906
                                                                       ------        ------          -------
            Total                                                      $9,928        $9,521          $ 9,432
                                                                       ------        ------          -------
               Per fully diluted share amount                          $ 1.02        $ 0.98          $  0.97
                                                                       ======        ======          =======

     Net income                                                        $9,033        $8,573          $10,467
     Add 7% convertible subordinated debentures
         interest, net of tax benefit                                     895           948              906
                                                                       ------        ------          -------
            Total                                                      $9,928        $9,521          $11,373
                                                                       ------        ------          -------
               Per fully diluted share amount                          $ 1.02        $ 0.98          $  1.17
                                                                       ======        ======          =======
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